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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                JANUARY 14, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

          COLORADO                                             84-1573852
      (State or other                                        (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                                    333-74846
                            (Commission File Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 14, 2005, Raptor Networks Technology, Inc. (referred to herein as the "Company," "Registrant" or "Raptor") secured additional private debt financing by various private-party non-affiliate individuals, in the original principal amount of Two Hundred Seventy Five Thousand Dollars ($275,000) to fund its continuing operations. The net proceeds to the Company are Two Hundred Forty Seven Thousand Five Hundred Dollars ($247,500), after the payment of a 10% placement fee. The new debt is evidenced by several Convertible Bridge Notes, dated January 21, 2005, payable on demand after August 2005, which accrue interest at the annual rate of ten percent (10%) and comprise an unsecured obligation of the Registrant. The Company is required to issue to the lenders a total of 110,000 Warrants for purchase of shares of its authorized but previously unissued Common Stock as further consideration in the loan transaction. The entire principal and accrued interest of the loan is convertible by the Registrant into shares issued in a future equity or equity based financing with gross proceeds of at least $4,000,000, if and when undertaken by the Registrant, at a twenty percent (20%) discount from the purchase price set in such future offering, if any.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         As stated above in Item 1.01, on January 14, 2005, the Company secured additional private debt financing in the principle amount of Two Hundred Seventy Five Thousand Dollars ($275,000) to fund its continuing operations. The details of this debt financing are described in detail in Item 1.01, which is incorporated in its entirety by this reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS

Settlement of Palisades Litigation
----------------------------------

         On January 14, 2005, Raptor finalized settlement agreements with respect to litigation between the Company, Tom Wittenschlaeger, the Company's CEO and President ("Wittenschlaeger"), Edwin Hoffman, the Company's Chief Development Officer ("Hoffman"), Ananda Perera, the Company's Chief Technical Officer ("Perera"), and Bob van Leyen, the Company's Chief Financial Officer ("van Leyen"), and Palisades Capital, LLC ("Palisades"), Lyle Pearson ("Pearson"), Reid Breitman ("R. Breitman"), Julia Breitman ("J. Breitman") and Sherman Mazur ("Mazur") (Palisades, Pearson, R. Breitman, J. Breitman and Mazur are collectively referred to herein as the "Parties") regarding various claims between the Company and the Parties.

         The following are the key elements of the settlement agreements:

         1. RELEASE OF CLAIMS. The Company released the Parties from any and all known or unknown claims or actions, except any claim the Company may have against Pearson for contribution or indemnification in the event of any third party claim against the Company based on the intentional or fraudulent actions or inactions of Pearson. The Parties released the Company, Wittenschlaeger, Hoffman, Perera, van Leyen, Gary Smith, one of the Company's corporate counsel, First American Stock Transfer, the Company's Transfer Agent, and all other shareholders, officers, directors and employees of the Company from any and all known or unknown claims or actions.

                                      -2-


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         2. CASH. The Company issued a promissory note in the amount of One
Hundred Fifty Thousand Dollars ($150,000) in favor of Pearson, payable in six equal payments, with the first payment commencing on the date which is thirty
(30) days following the closing of the next financing of the Company which generates gross proceeds of not less than Two Hundred Thousand Dollars ($200,000).

         3. COMMON STOCK. The Company issued to Palisades Nine Hundred Seventy-Five Thousand (975,000) shares of its Common Stock.

         4. PROXY. Palisades executed an irrevocable proxy, expiring on March 31, 2005, whereby all shares of the Company's Common Stock held by Palisades, including the 975,000 shares issued to Palisades pursuant to the settlement agreement, shall be voted in favor of an increase in the authorized capitalization of the Company.

         5. REGISTRATION RIGHTS AGREEMENT. The Company and Palisades executed a Registration Rights Agreement granting Palisades piggyback registration rights to all shares of the Company's Common Stock owned by Palisades, including the 975,000 shares issued to Palisades pursuant to the settlement agreement.


                                      -3-


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2005                  RAPTOR NETWORKS TECHNOLOGY, INC.

                                        By: /s/ Bob van Leyen
                                            ------------------------------------
                                            Bob van Leyen
                                            Secretary/Chief Financial Officer